THIRD AMENDMENT
                                TO
        AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT


          This Third Amendment is made as of the 24th day of January, 1995, by and among SHELDAHL, INC., a Minnesota corporation (the "Borrower") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Norwest"), HARRIS TRUST AND SAVINGS BANK, a bank organized and existing under the laws of the State of Illinois ("Harris"; and, together with Norwest, the "Assigning Lenders") and NBD Bank, a Michigan banking corporation ("NBD"; together with Norwest and Harris, the "Lenders" and each a "Lender"), and Norwest as agent for and on behalf of the Lenders (in such capacity, the "Agent").

                             Recitals

          A. The Borrower, Norwest and Harris have entered into an Amended and Restated Credit and Security Agreement dated as of November 24, 1993, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of December 2, 1993 and a Second Amendment dated May 12, 1994 (as amended, the "Credit Agreement") under which Norwest and Harris have agreed to make certain revolving credit and term loans available to the Borrower.

          B. Norwest and Harris each wishes to sell a portion of its respective revolving credit and term loans to NBD and NBD will become an additional Lender under the Credit Agreement.

          C. In addition to making NBD an additional Lender, the Borrower and the Lenders have agreed to amend the Credit Agreement, among other things, to (i) increase and extend the aggregate revolving credit commitment of the Lenders to the Borrower, (ii) revise the financial covenants and reporting requirements, (iii) increase and extend the term loan commitment of the Lenders to the Borrower, and (iv) clarify certain definitions and make certain other technical corrections and amendments.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

          1. Defined Terms. Capitalized terms used in this Third Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

          2. Credit Agreement. The Credit Agreement is hereby amended as follows:

          (a) Section 1.1 of the Credit Agreement is hereby amended to substitute or add, as the case may be, the following definitions:

               " Capital Expenditure' means an expenditure by the Borrower for the lease, purchase or other acquisition of any capital asset; provided that with respect to the lease of any capital asset (whether pursuant to a capitalized lease or an operating lease), the principal amount thereof shall be the fair market value of the capital asset so leased."

               "'Capital Expenditure Annual Limit' means
          $20,000,000 for the fiscal year ending September 2, 1994, $41,000,000 for the fiscal year ending September 1, 1995, $19,000,000 for the fiscal year ending
          August 30, 1996, $20,000,000 for the fiscal year ending August 29, 1997 and $10,000,000 for each fiscal year thereafter."

               "'Capital Expenditure Cumulative Limit' means, during the period commencing on August 28, 1993 and ending on the date of determination, the Borrower's cumulative (A) Net Income (or loss), plus (B) Non-Cash Charges, plus (C) Term Debt Proceeds, plus (D) Net Equity Proceeds, less (E) scheduled principal payments on Funded Debt, less (F) non-scheduled prepayments on Funded Debt."

               "Cash Flow Available for Fixed Charges' means, with respect to the applicable period of computation, the Borrower's (i) Net Income, plus (ii) Interest Expense, plus (iii) Non-Cash Charges, plus (iv) Term Debt Proceeds, plus (v) Net Equity Proceeds, less
          (vi) cash expenditures by the Borrower for the purchase of capital assets and less (vii) cash expenditures by the Borrower with respect to the principal portion of any capitalized lease obligation ."

               "`Cash Flow Available for Rent and Interest' of any Person means, with respect to the applicable period of computation, such Person's Pre-Tax Earnings, plus
          Interest Expense, plus Rent Expense."

               "`Debt Service' means, with respect to the applicable period of computation, the aggregate of (i) all scheduled payments of principal on Funded Debt of the Borrower, (ii) Interest Expense, and (iii) all scheduled payments of rent under capitalized lease obligations of the Borrower (determined in accordance with GAAP)."

               "`Interest and Rent Coverage Ratio' means, with respect to the applicable period of computation, the ratio of the Borrower's Cash Flow Available for Interest and Rent to the sum of the Borrower's Interest
          Expense and the Borrower's Rent Expense."

               "`Maturity Date' means December 31, 1997, unless extended by the Lenders in their sole discretion upon request of the Borrower, in no event, however, to be extended beyond December 31, 1999. The Borrower may request a one-year extension in writing to the Agent on or before the first and the second anniversary of the execution date of the Third Amendment."

               "`Net Equity Proceeds' means the net cash proceeds actually received by the Borrower from the sale of additional common or preferred stock of the Borrower on or after August 28, 1993, including cash received from the exercise of stock options."

               "`Rent Expense' means, with respect to the applicable period of computation, all scheduled payments of rent under operating leases of the Borrower."

               "`Required Lenders' means any two of the three
          Lenders."

               "`Term Debt Proceeds' means all proceeds obtained by the Borrower from (i) Term Advances or (ii) other term indebtedness permitted pursuant to Section 7.2."

               "`Termination Date' means the Maturity Date, or the earlier date of termination in whole of the Commitment pursuant to Sections 2.11(a) or 8.2 hereof;
          but in the case of Term Advances, the Termination Date means December 31, 1995."

               "`Third Amendment' means that certain Third
          Amendment to Amended and Restated Credit and Security
          Agreement by and among the Lenders, the Agent and the Borrower, dated January 24, 1995."

          (b) Section 2.7 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

               `Section 2.7 Amortization of Term Advances. The principal of all Term Advances made by each Lender to the Borrower will be payable in substantially equal quarterly installments in amounts, and on the dates, as set forth in each Term Note.'

          (c) Section 2.10(a) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

               "(a) Basic Increments.  The Revolving Basic
          Increment and the Term Basic Increment shall be adjusted as of the first day of each of the Borrower's fiscal quarters on the basis of the ratio of the Borrower's Debt to Tangible Net Worth as at the end of the previous fiscal quarter, as set forth below:

                       Debt to          Revolving      Term
                       Tangible         Basic          Basic
                      Net Worth        Increment      Increment
                      __________        __________     _________

                      1.50:1 and above    1.50%          2.00%
                      1.00:1 - 1.49:1     1.00%          1.50%
                      0.50:1 - 0.99:1     0.50%          1.00%
                      below 0.50:1        0.00%          0.50%"

          (d) Section 2.11(b)(3) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

               "(3) If such reduction occurs at any time other than the Maturity Date, the Borrower shall pay to the Lenders a premium in an amount equal to a percentage of the reduction as follows:

                    (i)   two percent (2.0%), if the reduction
               occurs on or before the first anniversary of the Third Amendment;

                    (ii)  one percent (1.0%), if the reduction
               occurs after the first anniversary of the Third
               Amendment and on or before the second anniversary of the Third Amendment; and

                    (iii) one half of one percent (1/2%), if the
               reduction occurs after the second anniversary of the Third Amendment.

          (e) Section 2.11(c)(3) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

               "If such prepayment occurs at any time other than the Maturity Date, the Borrower shall pay to the Lenders a premium in an amount equal to a percentage of such prepayment as follows:

                    (i)   two percent (2.0%), if the prepayment
               occurs on or before the first anniversary of the Third Amendment;

                    (ii)  one percent (1.0%), if the prepayment
               occurs after the first anniversary of the Third
               Amendment and on or before the second anniversary of the Third Amendment; and

                    (iii) one half of one percent (1/2%), if the
               prepayment occurs after the second anniversary of the Third Amendment.

          (f) Section 2.11(d) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

               "(d) Waiver of Reduction and Prepayment Fees. The Borrower will not be required to pay the reduction or prepayment fees otherwise due under Sections 2.11(b) or 2.11(c) if such reduction is requested or such prepayment is made (i) solely and exclusively from funds obtained by the Borrower from (1) a refinancing provided by the Agent, (2) the Borrower's cash flow generated from operations or (3) the sale of capital stock of the Borrower, or (ii) as a result of a Lender imposing additional charges on the Borrower pursuant to
               Section 2.17 hereof."

          (g) Section 2.16(f) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

               "(f) Audit Fees. The Borrower hereby agrees to pay the Agent, on demand, audit fees in connection with any audits or inspections conducted by the Agent of any Collateral or the operations or business of the Borrower at the standard rate or rates established from time to time by the Agent as its audit fees (which fees are currently $400 per day per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection. So long as Net Availability exceeds $2,500,000, the Agent will be entitled to conduct such audits no more often than twice in any calendar year. If Net Availability at any time during a calendar year is less than $2,500,000, the Agent will be entitled to conduct such audits quarterly for the next four calendar quarters. After an Event of Default occurs and so long as it continues, the Agent may conduct such audits at such times and from time to time as the Agent may determine in its sole discretion."

          (h) Section 6.1(g) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

               "(g) to the Agent, weekly, a Weekly Report, or such other forms as the Agent may from time to time reasonably request, duly completed and certified on behalf of the Borrower by the chief financial officer of the Borrower; provided that no such Weekly Report shall be required during such weeks that the Borrower's Net Availability is greater than $2,500,000 and no Default or Event of Default has occurred and is continuing hereunder;"

          (i) Section 6.11(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

               "(b) All payments received in the Lockbox shall be processed to the Collateral Account and held therein pursuant to the terms and conditions of the Collateral Account Agreement; provided, however, that so long as the Borrower's Net Availability exceeds $2,500,000 and no Event of Default has occurred and is continuing hereunder, the Agent, upon request of the Borrower, will transfer all proceeds received in the Lockbox to the Borrower's operating account for the Borrower's general use."

          (j) Section 6.13 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

          "Section 6.13 Minimum Tangible Net Worth. The Borrower and its Subsidiaries will maintain during each period designated below their consolidated Tangible Net Worth, calculated as at the end of each fiscal month of the Borrower, at or above the level set forth opposite each such period:

                                        Minimum
                                        Tangible
               Fiscal Year              Net Worth
               ___________              _________
               1995                     35,500,000
               1996                     39,500,000
               1997                     44,500,000
               1998 and thereafter      50,500,000;

          provided, however, that each amount specified in the "Minimum Tangible Net Worth" column above shall be increased by the aggregate of all increases in the Borrower's Tangible Net Worth resulting from receipt by the Borrower from time to time of Net Equity Proceeds."

          (k) Section 6.14 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

          "Section 6.14 Maximum Debt to Tangible Net Worth Ratio. The Borrower and its Subsidiaries will maintain during each period designated below their consolidated Debt to Tangible Net Worth, calculated as at the end of each fiscal month of the Borrower, at not more than the ratio set forth opposite each such period:

                                        Maximum Debt
                                        to Tangible
               Fiscal Year              Net Worth
               ____________             ____________
               1995                     1.75 to 1.00
               1996                     1.70 to 1.00
               1997                     1.50 to 1.00
               1998 and thereafter      1.25 to 1.00"

          (l) Section 6.15 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

          "Section 6.15 Minimum Interest and Rent Coverage Ratio. The Borrower and its Subsidiaries will maintain at all times their consolidated Interest and Rent Coverage Ratio, calculated as at the end of each fiscal quarter of the Borrower and based upon the previous four fiscal quarters (including such fiscal quarter), at not less than 1.50 to 1.00 in fiscal year 1995 and
          2.00 to 1.00 in each fiscal year thereafter."

          (m) Section 6.16 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

          "Section 6.16  Minimum Fixed Charge Coverage Ratio.
          The Borrower and its Subsidiaries will maintain at all times their consolidated Fixed Charge Coverage Ratio, calculated as at the end of each fiscal quarter of the Borrower and based upon the cumulative Cash Flow Available for Fixed Charges and cumulative Debt Service (including such fiscal quarter) from and after August 28, 1993, at not less than 1.00 to 1.00."

          (n) Section 7.1 of the Credit Agreement is hereby amended by adding a new subsection "(f)" thereto which reads as follows:

          "(f) mortgages, deeds of trust and related security interests and assignments securing indebtedness incurred by the Borrower in connection with its Longmont, Colorado manufacturing facility, and its Britton, South Dakota facility, as set forth and described in Schedule I to the Third Amendment."

          (o) Section 7.2 of the Credit Agreement is hereby amended by adding a new subsection "(d)" thereto which reads as follows:

          "(d) indebtedness incurred by the Borrower for the purchase of capital assets in the amounts, and subject to the terms and conditions, described in Schedule II to the Third Amendment."

          (p) Section 8.2 of the Credit Agreement is hereby amended by deleting the preamble in its entirety and substituting in its place the following:

               "Section 8.2 Rights and Remedies. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured to the written satisfaction of the Required Lenders, the Agent, with the concurrence of the Required Lenders, may (and upon written request of the Required Lenders shall) exercise any or all of the following rights and remedies:"

          (q) Section 9.3(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

          "(b) The Agent may, in its sole discretion, elect to apply payments received from the Borrower and proceeds of Collateral, and to fund Advances requested by the Borrower, for Norwest's account only, and the other Lenders shall not participate therein, provided that not less often than weekly the Agent shall determine the net amount either due from the other Lenders to Norwest or from Norwest to the other Lenders, as the case may be, or shall adjust the application of subsequent payments and/or collections or the making of Advances, so as to reconcile each Lender's actual outstanding Advances with such Lender's Percentage as of such settlement date."

          (r) Section 10.2 of the Credit Agreement is hereby amended by deleting it its entirety and substituting in its place the following:

               "Section 10.2 Consent of Required Lenders;
          Amendments, Requested Waivers, Etc.

                    (a)  Except as provided in Section 10.2(b)
               below, the Lenders' consent as required by any provision of this Agreement shall be deemed given by the consent of the Required Lenders.

                    (b)  No amendment, modification, termination
               or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Required Lenders and, if the rights or duties of the Agent is affected thereby, by the Agent; provided, however, that unless in writing and signed by each Lender affected thereby, no amendment, modification, termination, waiver or consent shall, do any of the following: (i) increase the amount of any Lender's Commitment (all Lenders shall be deemed affected by any change to a Lender's Commitment), (ii) reduce the amount of any payment of principal of or interest on a Lender's Advances or the fees payable to such Lender hereunder, (iii) postpone any date fixed for any payment of principal of or interest on such Lenders' Advances or the fees payable to such Lender hereunder, (iv) change the definitions of "Borrowing Base" or "Required Lenders," or any other definitions referred to therein or necessary to the understanding thereof, or (v) amend this
               Section 10.2 or any other provision of this Agreement requiring the consent or other action of all of the Lenders. Any waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances."

          (s) The Commitments of the Lenders and their respective Percentages as set forth on the signature page of the Credit Agreement are hereby amended in their entirety to read as follows:

          Norwest:

          Revolving Commitment Amount:                 $5,000,000
          Percentage of Revolving Commitment Amount:      33 1/3%

          Term Commitment Amount:                   $6,666,666.67
          Percentage of Term Commitment Amount:           33 1/3%

          Harris:

          Revolving Commitment Amount:                 $5,000,000
          Percentage of Revolving Commitment Amount:      33 1/3%

          Term Commitment Amount:                   $6,666,666.67
          Percentage of Term Commitment Amount:           33 1/3%

          NBD:

          Revolving Commitment Amount:                 $5,000,000
          Percentage of Revolving Commitment Amount:      33 1/3%

          Term Commitment Amount:                   $6,666,666.66
          Percentage of Term Commitment Amount:           33 1/3%

          (t) Each and every reference in the Credit Agreement to "both Lenders" shall be deleted and replaced with "all
     Lenders" or "each Lender", as the context may require.

     3.   Addition of NBD as Lender.

          (a) The Borrower, Norwest and Harris hereby consent to NBD becoming an additional Lender under the Credit Agreement as of the date hereof. Commencing as of the date hereof, NBD is hereby accorded all rights, privileges and benefits of a Lender under and pursuant to the Credit Agreement and NBD hereby assumes all liabilities and obligations of a Lender under the Credit Agreement. NBD shall be deemed a party to the Credit Agreement and a Lender thereunder and
     (i) shall be entitled to all rights, benefits and privileges accorded to a Lender in the Credit Agreement (including obtaining the benefit of all collateral securing payment of the Notes), (ii) shall be subject to all obligations of a Lender thereunder and (iii) shall be deemed to have specifically ratified and confirmed, and by executing this Third Amendment NBD hereby specifically ratifies and confirms, all of the provisions of the Credit Agreement. From and after the date hereof, Norwest and Harris are hereby relieved of all obligations under the Credit Agreement to the extent of the reduction of their respective Percentages as contemplated hereby.

          (b) NBD acknowledges and confirms that it has received a copy of the Credit Agreement and this Third Amendment, together with the exhibits related thereto, and of all Loan Documents (as defined in the Credit Agreement), and has reviewed and approved each and every such document. NBD further confirms and agrees that in becoming a Lender and in making its Commitments and Advances under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by, the Assigning Lenders, Agent or any other Lender and that the Assigning Lenders, Agent and other Lenders have made no representations or warranties, express or implied, with respect to any aspect of the Loan Documents, including, without limitation (i) the existing or future solvency or financial condition or responsibility of the Borrower, its partners or any guarantors, (ii) the payment or collectibility of the Advances, (iii) the validity, enforceability or legal effect of the Loan Documents, or any other instrument or document furnished by the Borrower under the Credit Agreement, or (d) the validity or effectiveness of the lien created by any of the Loan Documents. NBD has made or caused to be made such independent investigation of the Borrower and its creditworthiness and all the matters affecting NBD's judgment in becoming an additional Lender as NBD has deemed necessary. NBD has not relied in any manner upon any judgment, determination, or statement of the Assigning Lenders, the Agent or any other Lender, whether contained in any materials delivered by any such Lender or Agent to NBD, or otherwise, in becoming an additional Lender hereunder.

          (c) NBD acknowledges and confirms that its notice address for purposes of Section 10.3 of the Credit Agreement shall be, unless and until it shall designate in accordance with such Section 10.3 another address for such purposes, the following:

               NBD Bank
               611 Woodward Avenue
               Second Floor
               Detroit, MI 48226
               Attn:  Thomas Gordy

          (d) As of the date hereof, each Assigning Lender will assign to NBD a portion of such Assigning Lender's outstanding Advances and liability for the L/C Amount in an amount equal to the product of (i) NBD's Percentage and (ii) the outstanding balance of each such Advance and the L/C Amount, and NBD shall purchase such Advances and L/C Amount from each such Assigning Lender. All such purchases by NBD shall be deemed without recourse or warranty of any kind. The Agent shall collect and apply all accrued interest and fees under the Credit Agreement for all periods prior to the date of this Third Amendment for the sole benefit of and to the sole account of the Assigning Lenders. NBD shall be entitled to receive interest and fees with respect to its Commitments from and after the date of funding of its purchase of outstanding Advances as contemplated in this
     Section 3(d).

     4. Issuance of New Promissory Notes. To evidence the new Commitments of the Lenders and in replacement for (but not in payment of) the Revolving Notes and Term Notes held by Norwest and Harris, respectively, the Borrower agrees to issue and deliver to the Lenders the following Notes (the "New Notes"):

          (a) A Revolving Note of the Borrower payable to the order of Norwest in an amount corresponding to the Revolving
     Commitment Amount of Norwest, in substantially the form of Exhibit A attached hereto.

          (b) A Term Note of the Borrower payable to the order of Norwest in an amount corresponding to the Term Commitment
     Amount of Norwest, in substantially the form of Exhibit B attached hereto.

          (c) A Revolving Note of the Borrower payable to the order of Harris in an amount corresponding to the Revolving
     Commitment Amount of Harris, in substantially the form of Exhibit C attached hereto.

          (d) A Term Note of the Borrower payable to the order of Harris in an amount corresponding to the Term Commitment
     Amount of Harris, in substantially the form of Exhibit D attached hereto.

          (e) A Revolving Note of the Borrower payable to the order of NBD in an amount corresponding to the Revolving
     Commitment Amount by NBD, in substantially the form of Exhibit E attached hereto.

          (f) A Term Note of the Borrower payable to the order of NBD in an amount corresponding to the Term Commitment
     Amount of NBD, in substantially the form of Exhibit F attached hereto.

The New Notes shall be issued in replacement for the Revolving Credit Notes and Term Notes previously held by Norwest and Harris, respectively, and all references in the Credit Agreement and each other Loan Document to the Notes, the Revolving Notes and/or the Term Notes shall be deemed references to the New Notes issued in accordance with this Third Amendment.

          5.   Representations and Warranties.  To induce the
Lenders to enter into this Third Amendment, the Borrower hereby represents and warrants to the Lenders as follows:

          (a) The Loan Documents constitute the legal, valid and binding agreements of the Borrower, are subject to no defenses, counterclaims, rights of offset or recoupment and are enforceable in accordance with their respective terms.

          (b) The respective outstanding principal balances of the Revolving Notes and the Term Notes as of _____________, 1995 are set forth below:

     Norwest Revolving Note:                      $______________
     Norwest Term Note:                           $______________
     Harris Revolving Note:                       $______________
     Harris Term Note:                            $______________

          (c) The Notes constitute the legal, valid and binding obligations of the Borrower, are subject to no defenses, counterclaims, rights of offset or recoupment and are enforceable in accordance with their respective terms.

          (d) Subject to the modifications set forth in Schedule III hereto, the representations and warranties contained in
     Article V of the Credit Agreement are true and correct as of the date hereof as though made on and as of this date, except to the extent that such representations and warranties relate solely to an earlier date.

          6. Fees. The Borrower hereby agrees to pay to the Lenders a non-refundable fee to induce the Lenders to enter into this Third Amendment, payable upon execution and delivery hereof, in an amount equal to $56,600, of which $18,666.67 shall be paid to Harris, $18,666.67 shall be paid to Norwest and $18,666.66 shall be paid to NBD. The Borrower hereby agrees to pay to the Agent a non-refundable fee in consideration of the Agent's arrangement of the increased credit facilities contemplated hereby in an amount equal to $29,166.67.

          7. Conditions Precedent to Effectiveness of this Third Amendment. This Third Amendment shall become effective on the business day on which the Agent shall have received the following, each in form and substance satisfactory to the Agent, but in no event shall the Agent receive the same later than the close of business on February 1, 1995:

          (a) This Third Amendment, duly executed on behalf of the Borrower and each Lender.

          (b) The New Notes, duly executed on behalf of the Borrower.

          (c) A Third Amendment to Mortgage, Assignment of Rents and Indemnity (the "Mortgage Amendment"), duly executed on behalf of the Borrower and each Lender, together with a title insurance update endorsement, in form and content acceptable to the Agent.

          (d) A UCC-1 financing statement to be filed with the Colorado Secretary of State, duly executed by the Borrower as debtor, in favor of the Agent, covering the Collateral, together with amendments to all outstanding UCC-1 financing statements naming the Assigning Lenders as second parties.

          (e) A certified copy of the resolutions adopted by the Board of Directors of the Borrower approving the execution and delivery of this Third Amendment, the New Notes, the Mortgage Amendment and such other documents as are contemplated hereby.

          (f) An opinion of the Borrower's counsel as to such matters as the Agent may reasonably request.

          (g) Evidence satisfactory to the Agent of payment by the Borrower of the fees described in paragraph 6 above, together with the costs and expenses incurred by the Agent, including attorneys' fees and expenses, in connection with the preparation or negotiation of this Third Amendment and other matters as contemplated hereby.

          8.   Miscellaneous.

          (a) The Borrower hereby releases and forever discharges the Lenders and each of their respective former and present directors, officers, employees, agents and representatives of and from every and all claims, demands, causes of action (at law or inequity) and liabilities, of any kind or nature, whether known or unknown, liquidated or unliquidated, absolute or contingent, which the Borrower ever had, presently has or claims to have against a Lender or any of its respective directors, officers, employees, agents or representatives of or relating to events, occurrences, actions, inactions or any other matters occurring prior to the date of this Third Amendment.

          (b)  The Borrower hereby reaffirms its agreement under
     Section 10.7 of the Credit Agreement to pay or reimburse the Agent, among other costs and expenses, all expenses incurred by the Agent in connection with the amendment, performance or enforcement of the Loan Documents, including without limitation, all reasonable fees and disbursements of legal counsel to the Agent.

          (c) Except as expressly amended hereby, all provisions of the Loan Documents shall remain in full force and effect. After the effective date hereof, each reference in any Loan Document or any other document executed in connection with the Credit Agreement to the "Credit Agreement" or to "this Agreement", "hereunder" or "hereof" or words of like import referring to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. In addition, from and after the effective date hereof, each reference in any Loan Document to the Notes, the Revolving Notes or the Term Notes, shall be deemed references to New Notes in the form attached hereto.

          (d) This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one in the same instrument.

          (e) The execution of this Third Amendment and acceptance of any documents related hereto shall not be deemed a waiver of any Default or Event of Default under any Loan Document, whether or not existing on the date of this Third Amendment.

          (f) This Third Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Minnesota.
                     [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                   SHELDAHL, INC.


                                   By   /S/JOHN V. MCMANUS
                                     Its Vice President, Finance


                                   NORWEST BANK MINNESOTA,
                                     NATIONAL ASSOCIATION,
                                     as Lender and Agent


                                   By   /S/RONALD E. GOCKOWSKI
                                     Ronald E. Gockowski
                                     Its Vice President


                                   HARRIS TRUST AND SAVINGS BANK


                                   By   /S/STEVEN S. GRAY
                                     Its Vice President


                                   NBD BANK


                                   By   /S/ARTHUR S. LITTLEFIELD
                                     Its First Vice President